SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-(e)(2))

☒ Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MEDTOX SCIENTIFIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒ No fee required.

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MEDTOX SCIENTIFIC, INC.

402 West County Road D

St. Paul, Minnesota 55112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 25, 2006

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of MEDTOX SCIENTIFIC, INC., a Delaware corporation (the "Company"), will be held at the Courtyard Marriott, located at 225 Third Avenue South, Minneapolis, Minnesota on Thursday, May 25, 2006, at 3:30 p.m. (CDT) for the following purposes:

1.	To elect two directors to serve on the Board of Directors of the Company for three-year terms or until their successors are elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

In accordance with the provisions of the bylaws of the Company, the Board of Directors has fixed the close of business on March 31, 2006, as the record date for the determination of the holders of the shares of the Company’s common stock entitled to notice of, and to vote at, the annual meeting.

Your attention is directed to the accompanying proxy statement.

You are requested to date, sign and mail the enclosed proxy as promptly as possible, whether or not you expect to attend the meeting in person.

By Order of the Board of Directors,

/s/ Richard J. Braun

Chairman of the Board, President and Chief Executive Officer

St. Paul, Minnesota

April 10, 2006

MEDTOX SCIENTIFIC INC.

402 West County Road D

St. Paul, Minnesota 55112

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 25, 2006

The Board of Directors of MEDTOX Scientific, Inc., a Delaware corporation (the "Company") is sending these proxy materials to you on or about April 19, 2006, in connection with the Board’s solicitation of proxies for use at the Company's 2006 annual meeting of stockholders and at any adjournment thereof. The meeting is scheduled to take place on May 25, 2006, at 3:30 p.m. (CDT) at the Courtyard Marriott, located at 225 Third Avenue South, Minneapolis, Minnesota.

The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of the Company’s directors and most highly paid executive officers, and certain other required information. The Company’s annual report for its fiscal year ended December 31, 2005 is also enclosed.

The Company is paying for the solicitation of proxies, including the cost of preparing, printing and mailing this proxy statement, the proxy card and any additional information furnished to stockholders in connection with the matters to be voted on at the annual meeting. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company’s common stock beneficially owned by others for forwarding to the beneficial owners. We will reimburse persons representing beneficial owners for their reasonable out-of-pocket expenses in forwarding solicitation materials to the beneficial owners.

The Company expects to pay an independent proxy solicitor approximately $9,000 as compensation for the solicitation of proxies. The solicitation of proxies through this proxy statement may also be supplemented by telephone, facsimile or personal solicitation by directors, officers or other Company employees. No additional compensation will be paid to directors, officers or other Company employees for their services in soliciting proxies.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

There are two proposals scheduled to be voted on at the annual meeting:

•	the election of two directors to serve on the Board of Directors of the Company for three-year terms or until their successors are elected and qualified; and

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

THE VOTING PROCESS

Record Date

All shares of the Company’s common stock, par value $0.15 per share, owned by you as of the close of business on March 31, 2006, the record date for the determination of stockholders entitled to notice of, and the right to vote at, the annual meeting (the “Record Date”), may be voted by you. These shares include those held directly in your name as the stockholder of record, and held for you as the beneficial owner through a stockbroker, bank or other nominee. As of the close of business on the Record Date, we had approximately 8,181,000 shares of common stock outstanding and entitled to vote. Each holder of record of shares of our common stock outstanding on the Record Date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.

Voting Your Shares at the Annual Meeting or by Proxy

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Shares beneficially owned may be voted by you if you receive and present at the annual meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the annual meeting, we recommend that you also return your completed proxy card so that your vote will be counted if you later decide not to attend the annual meeting.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States.

If you receive more than one proxy or voting instruction card, it means that your shares are registered differently or are in more than one account.

Quorum Requirement

In accordance with the Company’s bylaws, the presence in person or by proxy of a majority of the shares of the Company’s common stock issued and outstanding and entitled to vote on the Record Date is required for a quorum at the annual meeting. All shares that are voted “FOR” or “AGAINST” any matter, votes that are “WITHHELD” for Board nominees, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. The proposals to be voted upon at the annual meeting are considered routine matters.

If a quorum is not present at the annual meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If, in accordance with the Company’s bylaws, a majority of the stockholders present or represented by proxy vote for adjournment, it is the Company’s intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting.

How You May Vote Your Shares on the Proposals; Vote Required

In the election of directors, you may vote “FOR” each of the two nominees or your vote may be “WITHHELD” with respect to one or both of the nominees. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote (that is, the two nominees receiving the greatest number of votes cast will be elected). In the election of the directors, any action other than a vote “FOR” a nominee will have the practical effect of voting against the nominee. Votes that are “WITHHELD” will not have an effect on the outcome of the vote.

For the proposal regarding the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, you may vote “FOR,” “AGAINST” or “ABSTAIN.” The Audit Committee will consider the outcome of the vote with respect to this proposal in its decision to appoint an independent registered public accounting firm next year, but is not bound by the stockholders' vote.

If you sign your proxy card without indicating your vote on the proposals, your shares will be voted in accordance with the recommendations of the Board.

All votes will be tabulated by an independent party, and such independent party and certain representatives of the Company will act as voting inspectors at the annual meeting.

Revoking Your Proxy

A proxy may be revoked by:

•	delivery of written notice of revocation to the Secretary of the Company at its principal executive offices located at 402 West County Road D, St. Paul, Minnesota 55112;

•	the execution of a subsequent proxy that bears a later date; or

•	attendance at the annual meeting and voting in person.

Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you have instructed a broker, trustee or other nominee to vote your shares, you must follow the directions received from your broker, trustee or other nominee to change those instructions.

Voting Results

We will announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.

Confidentiality of Your Vote

Proxy cards, ballots and voting tabulations that identify individual stockholders and are mailed or returned to the Company will be handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except (1) as needed to permit the Company to tabulate and certify the vote, (2) as required by law, or (3) in other limited circumstances. Additionally, all comments written on a proxy card or elsewhere will be forwarded to the Company’s management, but your identity will be kept confidential unless you ask that your name be disclosed.

Voting on Other Matters

The Company’s bylaws limit the matters presented at the annual meeting to those in the notice of the annual meeting and those otherwise properly brought before the meeting. We do not expect any other matter to come before the meeting. If any other matters are presented at the annual meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

HOUSEHOLDING

The rules of the Securities and Exchange Commission (SEC) allow delivery of a single proxy statement and annual report to households at which two or more stockholders reside. Accordingly, stockholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report, unless the stockholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each stockholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information you receive, as well as the Company’s expenses. If your family has multiple accounts, you may have received a householding notification from your broker earlier this year and, consequently, you may receive only one proxy statement and annual report. If you prefer to receive separate copies of the Company’s proxy statement or annual report, either now or in the future, the Company will promptly deliver, upon your written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at your address to which a single copy was delivered. Notice should be given to the Company by mail at 402 West County Road D, St. Paul, Minnesota 55112, attention: Secretary, or by telephone at (651) 636-7466. If you are currently a stockholder sharing an address with another stockholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact the Company at the same address or telephone number.

COMMON STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information available to the Company as of March 14, 2006, regarding the beneficial ownership of the Company’s common stock by (i) each person known by the Company to beneficially own more than five percent (5%) of the outstanding shares of common stock, (ii) each of the directors, (iii) the Chief Executive Officer and the four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for the year ended December 31, 2005 (the “Named Executive Officers”) and (iv) all executive officers and directors of the Company as a group:

Name	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding

Richard J. Braun Chairman of the Board of Directors, Chief Executive Officer, and President	548,538 (1)	6.45%
Samuel C. Powell, Ph.D., Director	299,516 (2)	3.66%
Brian P. Johnson, Director	68,540 (3)	*
Robert J. Marzec, Director	17,419 (4)	*
Robert A. Rudell, Director (11)	31,669 (5)	*
Kevin J. Wiersma Chief Financial Officer, Vice President, and Chief Operating Officer of MEDTOX Laboratories, Inc.	178,086 (6)	2.15%
James A. Schoonover Vice President and Chief Marketing Officer	189,925 (7)	2.29%
B. Mitchell Owens Vice President and Chief Operating Officer of MEDTOX Diagnostics, Inc.	176,242 (8)	2.13%
Susan Puskas Vice President, Quality, Regulatory Affairs, and Human Resources	104,662 (9)	1.27%

All Directors and Executive Officers as a Group (9 in number)	1,614,597 (10)	17.87%

Heartland Advisors** (11) 789 North Water Street Milwaukee, WI 53202	662,600 (12)	8.12%
Fidelity Management & Research Company** 82 Devonshire Street Boston, MA 02109	469,090 (13)	5.75%
Perkins Capital Management, Inc.** 730 East lake Street Wayzata, MN 55391	423,204 (14)	5.18%

__________
* Less than one percent (1%)
** As of December 31, 2005

(1)

Includes 343,262 shares of common stock issuable under stock options that are or will become exercisable within the next 60 days. Also includes 73,542 shares of restricted stock that will vest as follows: 20,271 shares on December 31, 2006 and 53,271 shares on January 13, 2008.

(2)

Includes 28,419 shares of common stock issuable under stock options that are or will become exercisable within the next 60 days. Also includes 3,122 shares of restricted stock that will vest as follows: 1,500 shares on June 2, 2006 and 1,622 shares on June 1, 2007.

(3)

Includes 27,042 shares of common stock issuable under stock options that are or will become exercisable within the next 60 days. Also includes 4,162 shares of restricted stock that will vest as follows: 2,000 shares on June 2, 2006 and 2,162 shares on June 1, 2007.

(4)

Includes 7,500 shares of common stock issuable under stock options that are or will become exercisable within the next 60 days. Also includes 4,162 shares of restricted stock that will vest as follows: 2,000 shares on June 2, 2006 and 2,162 shares on June 1, 2007.

(5)

Includes 8,250 shares of common stock issuable under stock options that are or will become exercisable within the next 60 days. Also includes 4,162 shares of restricted stock that will vest as follows: 2,000 shares on June 2, 2006 and 2,162 shares on June 1, 2007.

(6)

Includes 130,626 shares of common stock issuable under stock options that are or will become exercisable within the next 60 days. Also includes 9,459 shares of restricted stock that will vest on December 31, 2006.

(7)

Includes 130,623 shares of common stock issuable under stock options that are or will become exercisable within the next 60 days. Also includes 9,459 shares of restricted stock that will vest on December 31, 2006.

(8)

Includes 130,626 shares of common stock issuable under stock options that are or will become exercisable within the next 60 days. Also includes 9,459 shares of restricted stock that will vest on December 31, 2006.

(9)

Includes 67,284 shares of common stock issuable under stock options that are or will become exercisable within the next 60 days. Also includes 9,459 shares of restricted stock that will vest on December 31, 2006.

(10)	Includes 873,632 shares of common stock issuable under stock options that are or will become exercisable within the next 60 days and 126,986 shares of restricted stock.

(11)	Robert A. Rudell serves on the Board of Directors of Heartland Funds, which is managed by Heartland Advisors, Inc.

(12)

In accordance with a joint filing agreement, Heartland Advisors, Inc. and William J. Nasgovitz, indicated to be the President and principal stockholder of Heartland Advisors, Inc., filed an amended Schedule 13G on February 3, 2006, disclosing that they have shared voting power with respect to 630,100 shares and shared dispositive power with respect to 662,600 shares. Heartland Advisors, Inc. and Mr. Nasgovitz each specifically disclaim beneficial ownership of any shares reported in this amended Schedule 13G.

(13)

FMR Corp., the parent company of Fidelity Management & Research Company (“Fidelity”), filed a Schedule 13G on February 14, 2006, disclosing that Fidelity is the beneficial owner of 469,090 shares as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. The ownership of one of these investment companies, Fidelity Small Cap Value Fund, amounted to 467,090 shares. The Schedule 13G indicates that Fidelity has sole voting power with respect to 2,000 shares and sole dispositive power with respect to 469,090 shares.

(14)

Perkins Capital Management, Inc. filed an amended Schedule 13G on January 27, 2006, disclosing that it has sole voting power with respect to 219,546 shares and sole dispositive power with respect to 423,204 shares.

PROPOSAL 1

ELECTION OF DIRECTORS

The bylaws of the Company provide that the Board of Directors is divided into three classes and shall consist of not less than three, nor more than twelve individuals, with the exact number to be fixed from time-to-time by the majority vote of the Board of Directors. The Board of Directors has fixed the number of directors at five individuals and has nominated the two individuals set forth below, each of whom is recommended by at least a majority of the independent directors serving on the Corporate Governance and Nominating Committee to serve as directors of the Company for three-year terms or until their respective successors have been elected and qualified. One of the independent directors serving on the Corporate Governance and Nominating Committee is a current nominee and recused himself from recommending himself for nomination. Each of the nominees is currently a Board member.

Unless otherwise instructed, the enclosed proxy will be voted FOR the election of the nominees. Each of the nominees has indicated a willingness to serve if elected.

Directors will be elected by the plurality vote of the holders of common stock entitled to vote at the annual meeting and present in person or by proxy.

Information About Board Nominees and Other Directors

Director
Name of Nominee	Age	Since	Position with the Company

Nominees for three-year terms expiring in 2009:

Samuel C. Powell	53	1986	Director
Robert A. Rudell	57	2002	Director

Directors not standing for election this year whose terms expire in 2007:

Brian P. Johnson	56	2000	Director
Robert J. Marzec	61	2002	Director

Director not standing for election this year whose term expires in 2008:

Richard J. Braun	61	1996	Chairman of the Board of
Directors, Chief Executive
Officer and President

The Board of Directors recommends that stockholders vote FOR the election of each nominee as set forth in Proposal 1.

ADDITIONAL DIRECTOR INFORMATION

Background of Directors

Richard J. Braun, MBA, JD, was named Chairman of the Board of Directors and President on October 26, 2000. Mr. Braun was named a director and elected as Chief Executive Officer in July 1996. From 1994 until joining the Company, Mr. Braun acted as a private investor and provided management consulting services to the health care and technology industries. From 1992 until 1994, he served as Chief Operating Officer and as a director of EBP, Inc., a NYSE company engaged in managed care. From 1989 through 1991, Mr. Braun served as Executive Vice President, Chief Operating Officer and as a director of Reich and Tang L.P., a NYSE investment advisory and broker dealer firm.

Samuel C. Powell, Ph.D., served as Chairman of the Board of Directors from November 1987 to June 1994, and has served as a director of the Company since September 1986. Dr. Powell served as Chairman of the Board and Chief Executive Officer of Granite Technological Enterprises, from January 1984 until its acquisition by the Company in June 1986. Since 1987, he has been President of Powell Enterprises, Burlington, North Carolina, offering financial and management services to a group of business and real estate ventures. Dr. Powell serves as a director of Carolina Biological Supply Company, an unrelated private corporation. Dr. Powell served on the North Carolina Board of Science and Technology from 1989 to 1995, and also served as a board member and Chairman of the North Carolina State Alcoholism Research Authority.

Brian P. Johnson, MBA, was named director in June 2000. Mr. Johnson is an Executive Vice President for RAIN Source Capital, Inc. Mr. Johnson holds a bachelor's degree from the University of South Dakota and a Master of Business Administration degree from the University of St. Thomas. Mr. Johnson serves on the board of Door Engineering and Manufacturing, LLC. He has also served on more than 20 company and civic boards during his career.

Robert J. Marzec, MBA, CPA, was named director in September 2002. Mr. Marzec retired in July 2002 as a partner in PricewaterhouseCoopers LLP. He was admitted to the firm’s partnership in 1979 and was the managing partner of the firm’s Minneapolis office from 1991 to 1998. He is an adjunct professor at the University of St. Thomas, Graduate School of Business. Mr. Marzec holds a bachelor's degree from Northwestern University and a master's degree in Business Administration from DePaul University. Mr. Marzec serves on the Boards of Apogee Enterprises, Inc. and Health Fitness Corporation. He also serves on a number of civic boards and committees.

Robert A. Rudell, MBA, was named director in April 2002. In 1996, Mr. Rudell, now retired, joined Zurich Scudder Retirement Services as President, and from 1998 to 2002 held the positions of Chief Operating Officer and Chairman of the management committee of Zurich Scudder Investments, a New York City-based asset management firm that is part of Deutsche Asset Management. From 1990 to 1996, he served as President of American Express Institutional Services. Prior to 1990, Mr. Rudell served in a variety of research, marketing and senior management positions with American Express Financial Advisors (IDS). Mr. Rudell received his master's degree in Business Administration from the University of Minnesota. Mr. Rudell also serves on the boards of the Optimum Mutual Funds, Heartland Funds, Bloodhound Investment Research, Inc. and American Investors Bank & Mortgage.

CORPORATE GOVERNANCE

Independence

The Board of Directors has determined that a majority of its members are independent as determined in accordance with the applicable listing standards of the Nasdaq National Market and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The independent directors are Robert J. Marzec, Robert A. Rudell and Brian P. Johnson. Mr. Braun is precluded from being considered independent since he currently serves as the Chief Executive Officer and President of the Company.

Governance Structure

The Company’s designated lead director is Brian P. Johnson. Mr. Johnson was elected by and from among the independent board members. The lead director’s duties include:

•	Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.
•	Serving as liaison between the Chairman and the independent directors.
•	Approving meeting agendas for the Board.
•	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items.
•	Having the authority to call meetings of the independent directors.
•	Ensuring that he is available for consultation and direct communication, if requested by stockholders.

All committee members of the Board’s Audit, Compensation and Corporate Governance and Nominating Committees are independent. All members of the Board’s Executive Committee are independent, except for Mr. Braun.

Code of Ethics

The Company has adopted the MEDTOX Scientific, Inc. Code of Ethics for senior financial and executive officers (“Code of Ethics”). The Code of Ethics is available at no charge to anyone who sends a request for a paper copy to MEDTOX Scientific, Inc., 402 West County Road D, St. Paul, Minnesota, 55112. If the Company makes any substantive amendments to the Code of Ethics or grants any waiver, including any implicit waiver from a provision of the Code of Ethics to its directors or executive officers, the Company will disclose the nature of such amendments or waiver on its website or in a report on Form 8-K filed with the SEC.

Stockholder Communications with the Board

Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company’s Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the lead director. Stockholder communications to the Board should be sent to: MEDTOX Scientific, Inc., Attention: Secretary, 402 West County Road D, St. Paul, Minnesota, 55112.

Director Attendance at Annual Meetings

Directors’ attendance at annual meetings can provide stockholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend annual meetings of stockholders. All directors attended the 2005 annual meeting of stockholders held on April 28, 2005.

Committees and Board Meetings

The Board held four meetings (including regularly scheduled, telephonic and special meetings) during the year ended December 31, 2005. Each director attended 100% of the meetings of the Board of Directors and any committee on which he served. In addition to the meetings held by the Board and Board committees in 2005, the directors and Board committee members communicated informally to discuss the affairs of the Company and, when appropriate, took formal Board and committee action by unanimous written consent of all directors or committee members, in accordance with Minnesota law, in lieu of holding formal meetings.

Audit Committee: The Audit Committee of the Board held five meetings in 2005. The members of the Audit Committee are Robert J. Marzec (Chairman), Robert A. Rudell and Brian P. Johnson, each of whom is independent as determined in accordance with applicable Nasdaq listing standards. The Board has determined that Mr. Marzec is an “audit committee financial expert” as defined by SEC rules. The designation of Mr. Marzec as an audit committee financial expert does not impose on Mr. Marzec any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Marzec as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

The Audit Committee serves to: (a) oversee the accounting and financial reporting processes of the Company, internal controls of the Company, and audits of the financial statements of the Company; (b) assist the Board of Directors in its oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of the Company’s independent registered public accounting firm, and (v) the accounting and financial reporting processes of the Company; and (c) prepare the Audit Committee report for inclusion in the proxy statement as required by SEC rules. The Audit Committee acts under a written charter adopted and approved by the Board of Directors.

Compensation Committee: The Compensation Committee of the Board held two meetings in 2005. The members of the Compensation Committee are Robert A. Rudell (Chairman), Robert J. Marzec and Brian P. Johnson, each of whom is independent as determined in accordance with applicable Nasdaq listing standards. The Compensation Committee is charged with determining the compensation to be paid to officers of the Company, including stock options, and determining other compensation issues as requested by the Board. See “Report of the Compensation Committee on Executive Compensation” on page 22.

Corporate Governance and Nominating Committee: The Corporate Governance and Nominating Committee of the Board held one meeting in 2005. The members of the Corporate Governance and Nominating Committee are Brian P. Johnson (Chairman), Robert J. Marzec and Robert A. Rudell, each of whom is independent as determined in accordance with applicable Nasdaq listing standards. The Corporate Governance and Nominating Committee is responsible for recommending the selection of candidates for and the tenure of the members of the Company’s Board and for recommending to the Board and carrying out policies and processes designed to provide for the effective and efficient governance of the Company.

Executive Committee: The Executive Committee of the Board did not hold any meetings in 2005. The Executive Committee is comprised of Richard J. Braun (Chairman), Brian P. Johnson, Robert J. Marzec and Robert A. Rudell. This committee exercises all the powers and authority of the Board in interim periods between meetings of the Board and reports all of its actions to the Board.

Meetings of non-employee directors: The non-employee directors met one time in 2005 without any management directors or employees present.

Nominating Policy

The Company has not yet adopted a nominating policy regarding director nominee proposals by stockholders other than the applicable provisions of the Company’s bylaws. See the discussion under “Stockholder Proposals for 2007 Annual Meeting” included elsewhere in this proxy statement. Stockholders are free at any time to recommend a nominee to be considered by the Board by submitting a written proposal to the Secretary of the Company at the Company’s principal executive offices located at 402 West County Road D, St. Paul, Minnesota, 55112.

The independent directors will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including the ability to read and understand basic financial statements, familiarity with the Company’s business and industry, high moral character and mature judgment, and the ability to work collegially with others. In addition, factors such as the following will be considered:

•	appropriate size and diversity of the Board;
•	needs of the Board with respect to particular talent and experience;
•	knowledge, skills and experience of the nominee;
•	familiarity with domestic and international business affairs;
•	legal and regulatory requirements;
•	appreciation of the relationship of the Company’s business to the changing needs of society; and
•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

Compensation of Directors

Directors are entitled to receive compensation for their services as determined by a majority of the Board. However, directors who are employee, and who receive compensation for their services as such are not entitled to receive any compensation for their services as a director of the Company. Board members are entitled to reimbursement for travel-related expenses incurred in attending meetings of the Board and its committees.

Each non-employee Board member shall receive annual compensation in such amount as is determined by the Compensation Committee, from time-to-time to be appropriate. Such compensation is currently established as set forth below:

•	The annual base compensation to be paid to non-employee Board members is $16,000.
•	$4,000 is added to the annual base compensation for service as a Chairperson for the Compensation Committee and for the Corporate Governance and Nominating Committee.
•	$6,000 is added to the annual base compensation for service as the Chairperson for the Audit Committee.
•	Non-employee Board members also receive an annual long-term incentive contribution amount under the Company’s Long-Term Incentive Plan (LTIP) of $16,000.
•

Non-employee Board members who serve as a Chairperson for the Compensation Committee and for the Corporate Governance and Nominating Committee receive an additional annual long-term incentive contribution amount under the LTIP of $4,000. The non-employee Board member who serves as the Chairperson for the Audit Committee receives an additional annual long-term incentive contribution amount under the LTIP of $6,000.

Each of the non-employee Board members elected to take their entire 2005 LTIP contribution amount in the form of shares of the Company’s common stock.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all reports they file under Section 16(a).

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from the Company’s officers and directors that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2005.

EXECUTIVE OFFICERS

The Company’s executive officers as of the date of this proxy statement are as follows:

Name	Age	Position
Richard J. Braun	61	President and Chief Executive Officer, and Chairman of the Board
Kevin J. Wiersma	44	Chief Financial Officer, Vice President and Chief Operating Officer of MEDTOX Laboratories, Inc.
James A. Schoonover	49	Vice President and Chief Operating Officer
B. Mitchell Owens	49	Vice President and Chief Operating Officer of MEDTOX Diagnostics, Inc.
Susan E. Puskas	55	Vice President and Director of Quality, Regulatory Affairs, and Human Resources

Information with respect to each of our executive officers other than Richard J. Braun is provided below. Information regarding Mr. Braun, who is a director as well as an executive officer of the Company, has been previously provided in this proxy statement.

Kevin J. Wiersma, was named Chief Financial Officer on May 22, 2002 and Chief Operating Officer – MEDTOX Laboratories, Inc. on July 17, 2000. He was named Vice President on July 20, 1998. Mr. Wiersma joined MEDTOX Laboratories in 1992 and continued with the Company following its acquisition by MEDTOX Scientific, Inc. Mr. Wiersma has served in various positions with the Company relating to finance and operations management.

James A. Schoonover, MBA, was named Vice President of Sales and Marketing and Chief Marketing Officer on July 17, 2000. Mr. Schoonover joined MEDTOX Laboratories in August 1997 and has more than 25 years of experience in sales, public relations and sales management for a variety of service companies. Prior to joining MEDTOX Scientific, Inc., Mr. Schoonover was a Division Vice President for the medical services subsidiary of Olsten Corporation.

B. Mitchell Owens, MBA, was named Vice President and Chief Operating Officer of MEDTOX Diagnostics, Inc. on July 17, 2000. Mr. Owens has over 17 years of experience in the diagnostics industry. He joined the Company in 1988 and has served in various positions including Director of Operations and General Manager. Prior to joining the Company, Mr. Owens was employed by GTE Technical Products Division and Kayser-Roth Corporation in related operations management positions.

Susan E. Puskas, MT (ASCP) SC, was named Vice President Quality, Regulatory Affairs and Human Resources on May 23, 2002. Ms. Puskas is a board certified Medical Technologist and Specialist in Clinical Chemistry through the American Society of Clinical Pathologists. Ms. Puskas has been with the Company since 1991. With over 25 years of clinical laboratory experience (greater than 20 years as a manager and supervisor), she oversees the quality systems and regulatory affairs of the Company as well as the Human Resources Department.

Each of the Company’s executive officers is appointed by and serves at the pleasure of the Board of Directors.

EXECUTIVE COMPENSATION

The following table summarizes compensation paid by the Company for services rendered during fiscal 2005, 2004 and 2003 by the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company in fiscal 2005 other than Chief Executive Officer whose annual salary and bonus exceeded $100,000 for the year ended December 31, 2005 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary (7) (8)	Bonus (1)	Other Annual Compen-sation (2)	Restricted Stock Awards ($) (3) (4)	Common Stock Options (#)	LTIP Payouts (5)	All Other Compen-sation

Richard J. Braun Chairman of the Board of Directors, President, Chief Executive Officer	2005 2004 2003	$300,000 $310,962 (10) $292,500 (9)	$335,000 $372,000 $178,800	-- -- --	-- -- $75,003	-- -- 81,636	-- -- --	$154,360 (6) $15,060 (6) $15,060 (6)

Kevin J. Wiersma Chief Financial Officer, Vice President and Chief Operating Officer of MEDTOX Laboratories, Inc.	2005 2004 2003	$182,875 $181,394 $170,625	$102,000 $105,000 $40,180	-- -- --	-- -- $86,585	-- -- 45,000	-- -- --	-- -- --

James A. Schoonover Vice President and Chief Marketing Officer	2005 2004 2003	$182,875 $181,394 $170,625	$102,000 $105,000 $40,180	-- -- --	-- -- $86,585	-- -- 45,000	-- -- --	-- -- --

B. Mitchell Owens Vice President and Chief Operating Officer of MEDTOX Diagnostics, Inc.	2005 2004 2003	$181,125 $181,496 $170,625	$80,000 $95,000 $15,000	-- -- --	-- -- $86,585	-- -- 45,000	-- -- --	-- -- --

Susan E. Puskas Vice President and Director of Quality, Regulatory Affairs, and Human Resources	2005 2004 2003	$182,000 $181,394 $156,240	$102,000 $95,000 $21,700	-- -- --	-- -- $86,585	-- -- 45,000	-- -- --	-- -- --

(1)	Represents cash bonuses awarded under the Company’s annual incentive plan, which are accrued by the Company for the year indicated and paid in the following year.

(2)

Other annual compensation includes perquisites and other personal benefits, securities or property. Disclosure is required only if the amount exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer. None of the Named Executive Officers met the reporting threshold.

(3)

The 2003 restricted stock awards were made pursuant to the Restated Equity Compensation Plan adopted by the Board of Directors effective May 10, 2000. The value of each award shown is based upon the closing market price of the Company’s common stock on the date of grant ($3.70 per share on September 11, 2003, $4.70 per share on January 13, 2003 and $4.55 per share on January 2, 2003). Awards granted under the Restated Equity Compensation Plan vest after a three to five year period. For the year ending December 31, 2003, a total of 103,495 shares of restricted stock were granted to the executives named in the table in the respective numbers indicated: Richard J. Braun, 20,271 shares; Kevin J. Wiersma, 20,806 shares; James A. Schoonover, 20,806 shares; B. Mitchell Owens, 20,806 shares; and Susan E. Puskas, 20,806 shares.

(4)

As of December 31, 2005, the number and fair market value, based on the closing market price of the Company’s common stock of $7.58 on December 31, 2005, of the aggregate restricted stock holdings granted to the Named Executive Officers were: Richard J. Braun, 102,284 shares and $775,313; Kevin J. Wiersma, 20,806 shares and $157,709; James A. Schoonover, 20,806 shares and $157,709; B. Mitchell Owens, 20,806 shares and $157,709; Susan E. Puskas, 20,806 shares and $157,709.

(5)	Not applicable. No compensation of this type was paid.

(6)

Includes the Company’s contribution of $139,300 to Mr. Braun under the Company’s Supplemental Executive Retirement Plan (described elsewhere in this proxy statement) in 2005 and life and disability insurance premiums of $15,060 paid by the Company on behalf of Mr. Braun in each of 2005, 2004 and 2003.

(7)	Annual base salaries include an extra pay period for all employees of the Company in 2004.

(8)

In June 2003, base salaries for the senior management team were reduced by 5%. On January 1, 2004, the Company reinstated the base salary amounts in effect prior to the 5% salary reduction for the senior management team. The senior management team did not receive a pay increase for 2004.

(9)	Mr. Braun’s annual base salary for 2003 was less than the amount specified in his employment contract due to the 5% pay reduction effective in June 2003. See note (8).

(10)

Mr. Braun’s annual base salary for 2004 was more than the amount specified in his employment contract due to an extra pay period in 2004, resulting in additional compensation of $11,517 in 2004. See note (7).

Stock Options Granted in Last Fiscal Year

No stock options were granted to any of the Named Executive Officers during 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The table below sets forth information, as to each of the Named Executive Officers, regarding: (a) the number of shares acquired upon exercise of options in 2005 and the aggregate dollar value realized upon exercise; (b) the number of exercisable and unexercisable options held on December 31, 2005; and (c) the value of such options at December 31, 2005 (based on the closing price of the Company’s common stock of $7.58 on December 31, 2005). The number of options set forth corresponds to the number of shares to which they relate.

Name	Number of Shares Acquired on Exercise	Value Realized (1)	Number of Unexercised Options at FY-End Exercisable/Unexercisable	Value of Unexercised In-the Money Options at FY-End Exercisable/Unexercisable (2)
Richard J. Braun	9,500	$58,732	372,954/15,892	$1,493,144/$61,642
Kevin J. Wiersma	-	-	127,254/9,231	$425,246/$35,806
James A. Schoonover	-	-	127,251/9,231	$426,019/$35,806
B. Mitchell Owens	-	-	127,254/9,231	$425,246/$35,806
Susan E. Puskas	-	-	63,912/9,231	$196,606/$35,806

____________________________

(1)	Represents the difference between the exercise price and the fair market value of the Company’s common stock on the date of exercise, multiplied by the number of options exercised.

(2)

Based on the fair market value of the Company’s common stock on December 31, 2005 ($7.58 per share), less the option exercise price, multiplied by the number of options exercisable and unexerciseable, respectively.

Long-Term Incentive Plan Awards Table

The following table provides information on awards during 2005 under the Company’s Long-Term Incentive Plan (LTIP) for the Named Executive Officers.

Long-Term Incentive Plan Awards in Last Fiscal Year

			Estimated Future Payouts
			Under Non-Stock Price Based Plans
Name	Number of Shares, Units or Other Rights (#) (1)	Performance or Other Period Until Maturation or Payout	Threshold ($)	Target ($)	Maximum($)

Richard J. Braun	41,117	3 years	NA	NA	NA
Kevin J. Wiersma	11,509	3 years	NA	NA	NA
James A. Schoonover	11,509	3 years	NA	NA	NA
B. Mitchell Owens	10,131	3 years	NA	NA	NA
Susan E. Puskas	10,131	3 years	NA	NA	NA

(1)

LTIP contribution amounts for 2005, which were based upon performance objectives established in the prior year, were: Richard J. Braun, $298,356; Kevin J. Wiersma, $83,510; James A. Schoonover, $83,510; B. Mitchell Owens, $73,510; Susan E. Puskas, $73,510. Each of the Named Executive Officers elected to take all of his or her contribution amount in the form of shares of the Company’s common stock. See the information under “Long-Term Incentive Plan” immediately below.

Long-Term Incentive Plan

Prior to the end of 2003, the Company relied on its stock option and restricted stock plans to provide long-term incentives for executive officers. The Company had two stock option plans:

•

the Restated Equity Compensation Plan, which was originally adopted by the stockholders of the annual meeting in 1993 to replace the 1983 Incentive Stock Option Plan and was restated and adopted by the Board of Directors on May 10, 2000 (the “Restated Equity Compensation Plan”). The Restated Equity Compensation Plan expired on September 15, 2003, although options granted before that date continue to be outstanding and exercisable; and

•

a 1991 Non-Employee Directors’ Plan for members of the Board of Directors who are not employees of the Company, which was restated on January 1, 1994 (the “Amended and Restated Stock Option Plan for Non-Employee Directors”). The Amended and Restated Stock Option Plan for Non-Employee Directors expired on December 31, 2003, although options granted before that date continue to be outstanding and exercisable.

No additional options may be granted under either of these plans.

In addition, the Company has in the past granted to various existing and former executive employees, including Mr. Braun, non-qualified options to purchase shares of the Company’s common stock. These grants were made on an individual basis and not under either of the two plans described above.

In December 2004, the Compensation Committee of the Board of Directors of the Company adopted the MEDTOX Scientific, Inc. Long-Term Incentive Plan (LTIP). Participation in the LTIP is limited solely to officers and directors of the Company designated by the Compensation Committee. The Compensation Committee administers the LTIP.

The LTIP provides performance-based compensation and incentives to selected officers and non-employee directors, and permits plan participants to defer the payment of such compensation. The annual long-term incentive contribution amount (as defined in the LTIP) to which an officer is entitled in any year is based upon established performance objectives determined by the Compensation Committee in the prior year. For 2005, the officers’ performance objectives related to the Company’s revenue, operating income and operating cash flow, and individual performance objectives. The annual long-term incentive contribution amount to which a participant who is a non-employee director is entitled to in any year is equal to 50% of his or her annual retainer. In addition, in 2005 a non-employee director who served as a chairperson of either the Compensation Committee or Corporate Governance and Nominating Committee received an additional contribution to the LTIP of $4,000; the chairperson of the Audit Committee, $6,000.

Annual long-term incentive contribution amounts awarded under the LTIP are credited to a plan participant’s account as of the date granted by the Compensation Committee, but not later than April 1 after the close of the applicable calendar year. A corresponding contribution for amounts credited is made to a grantor trust no later than December 31 after the close of the applicable calendar year. A participant’s contribution is made in cash and is allocated (by direction of the participant) among the investment options authorized by the Compensation Committee. A participant may elect to have some or all of his or her contribution amount allocated to the common stock of the Company. If a participant elects to allocate some or all of his or her contribution amount to shares of the Company’s common stock, the corresponding cash contribution will be applied to purchase shares of such stock from time to time in the open market or in private transactions. The shares so acquired are contributed to and held in a grantor trust for the benefit of the participant until the award is vested and paid out in accordance with the terms of the LTIP.

Under the LTIP, the vesting period for each year’s annual long-term incentive contribution amount is to be determined by the Compensation Committee. In the absence of such determination, the contribution amount vests 36 months after the date granted. However, the Compensation Committee may, in its sole discretion, accelerate the vesting of the annual long-term incentive contribution amount awarded in one or more years. Further, a plan participant shall become 100% vested immediately upon the occurrence of any of the following: (a) a Change in Control (as defined in the LTIP); (b) an involuntary termination other than for “cause” (as defined in the LTIP); (c) the participant’s death; or (d) the participant’s becoming disabled. If a participant terminates his or her service with the Company prior to becoming vested with regard to the annual long-term incentive contribution amount for any calendar year, such unvested amounts are forfeited unless the termination was in connection with the participant’s “retirement” (as defined in the LTIP) or any of the events that would trigger immediate vesting.

In general, the value of a participant’s account under the LTIP may not be paid to a participant prior to the earlier of: (a) the participant’s termination of employment with the Company; (b) a date pre-selected by the Compensation Committee or the participant; or (c) the later of (a) or (b). A participant’s account value is to be distributed in either a lump-sum or in annual installment payments of at least two, but not more than ten, years, in accordance with the designation of the Compensation Committee or the participant’s election.

Supplemental Executive Retirement Plan

In December 2004, the Compensation Committee of the Board of Directors of the Company adopted the MEDTOX Scientific, Inc. Supplemental Executive Retirement Plan (SERP). Participation in the SERP is limited solely to officers of the Company designated by the Compensation Committee. At present, Richard J. Braun is the sole participant in the plan.

The SERP provides that plan participants shall be entitled to the following amounts with respect to any calendar year:

•	an annual supplemental retirement contribution amount in an amount determined at the discretion of the Compensation Committee;

•

an annual 401(k) restoration amount equal to the sum of: (a) the maximum contribution permitted to a 401(k) plan under Section 402(g)(1)(B) of the Internal Revenue Code (the “Code”) for the taxable year ending with the applicable calendar year, (b) the maximum catch-up contribution permitted to a 401(k) plan under Section 414(v)(2)(B)(i) of the Code for the taxable year ending with the applicable calendar year, and (c) 10% of the participant’s compensation in excess of the limit on compensation under Section 401(a)(17) of the Code;

•	a deferred compensation amount equal to the elected percentage (from 0% to 50%) of the participant’s compensation for the applicable calendar year; and

•	a deferred short-term bonus amount equal to the elected percentage (from 0% to 100%) of any short-term bonus awarded to the participant in the applicable calendar year.

Under the SERP, each participant’s interest in the SERP is reflected in an individual participant account. The participant’s annual supplemental retirement contribution amount and annual 401(k) restoration amount are credited to the participant’s account as of the date granted by the Compensation Committee, but no later than April 1 after the close of the applicable calendar year. A corresponding contribution is made to a grantor trust no later than December 31 after the close of the applicable calendar year. The participant’s deferred compensation amount and deferred short-term bonus amount are credited to the participant’s account as of the pay date such amount would have been paid to the participant absent a deferral under the SERP. A corresponding contribution of such amount is made to a grantor trust as soon as reasonably practicable after such amount is credited to the participant’s account.

A participant is vested in 1/12th of his annual supplemental retirement contribution amount and annual 401(k) restoration amount for the applicable calendar year for each full month the participant is employed by the Company during the calendar year that such amounts are contributed to the grantor trust under the plan. A participant is 100% vested at all times in his deferred compensation amount and deferred short-term bonus amount.

The Compensation Committee determines the earnings to be credited to a participant’s account each calendar year. Alternatively, a participant may advise the Compensation Committee how the participant wishes his account to be allocated among the investment options authorized by the Committee.

In general, the value of a participant’s account under the plan may not be paid to a participant prior to the earlier of: (a) the participant’s termination of employment with the Company; (b) a date pre-selected by the participant; or (c) the later of (a) or (b). A participant’s account value is to be distributed in either a lump-sum or in annual installment payments of at least two, but not more than ten, years, in accordance with the participant’s election.

Pension Plans

The Company has no defined benefit pension plan, but has a contributory 401(k) plan that currently has no Company match for executive officers.

Executive Employment Agreement; Severance Agreements

Employment Agreement with President and Chief Executive Officer

On January 1, 2003, the Company entered into an employment agreement with Richard J. Braun under which Mr. Braun is serving as the Chairman of the Board of Directors, President and Chief Executive Officer. The term of the agreement is for a period of one year, but is subject to automatic renewal for 12-month terms unless otherwise terminated in accordance with the terms of the agreement. During the term, the Board is to nominate Mr. Braun as a director, and recommend to the Company’s stockholders, and vote all proxies of the stockholders in favor of, his election to the Board.

The terms of Mr. Braun’s employment agreement provide that he is to receive the following compensation:

•	an annual base salary of $300,000, which is to be reviewed annually;

•	annual restricted stock grants equal to 25% of his base salary;

•	a targeted bonus equal to 50% of base salary; and

•	additional grants of restricted stock and stock options as determined in the discretion of the Compensation Committee of the Board.

In each of 2005 and 2004 (that is, since the expiration of the Restated Equity Compensation Plan in 2003), the Company has paid to Mr. Braun cash bonuses in lieu of restricted stock grants.

The agreement also provides that Mr. Braun is entitled to such Company-sponsored benefits as are provided to executive employees of the Company, subject to the terms of the applicable policies and plans. In addition, the agreement provides for Mr. Braun’s participation in the Company’s health care and dental plans, its flexible spending account, its 401(k) plan, supplemental long term disability/life insurance, the premiums of which are paid by the Company, a car or car allowance provided by the Company, club membership, a training and development budget of $10,000, and a financial/tax planning budget of $2,500.

The agreement provides that in the event of (i) the termination of Mr. Braun’s employment other than for “Cause”, (ii) a “Change in Control” or “Potential Change in Control,” (iii) a material alteration of Mr. Braun’s duties, responsibilities or authority, or a required office relocation of greater than 50 miles, or (iv) a breach by the Company of any of its obligations under the agreement, Mr. Braun’s employment shall cease and he shall be entitled to:

•

payment of his then current base salary for 12 months following the date of termination, together the annual restricted stock grant and target bonus provided under the agreement for that 12-month period (unless the termination is in connection with a Change in Control or Potential Change in Control, in which case the payment period for salary continuation, restricted stock grant and bonus shall be 24 months);

•	continuous coverage, at the Company’s expense, under any group health plan and other benefits maintained by or on behalf of the Company in which he participated at the date of termination, for a 12-month period following the date of termination (unless the termination is in connection with a Change of Control or Potential Change of Control, in which case the coverage will be for a 24-month period); and

•	continued participation in the annual bonus plan, on a pro rata basis, for the calendar year in which the termination occurs.

For purposes of the agreement, “Cause” is defined to mean the willful and continued failure by Mr. Braun to substantially perform his duties after a written demand for substantial performance is delivered by the Board, or the willful engaging by Mr. Braun in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

For purposes of the agreement, a “Change in Control” is defined as: (a) a change in control that would be required to be reported under the SEC’s proxy rules; (b) a merger or consolidation to which the Company is a party if, following consummation of the merger or consolidation, the individuals and entities who were stockholders of the Company have beneficial ownership of less than 50% of the combined voting power of the surviving corporation; or (c) if, during any period of 24 consecutive months, individuals who constitute the Board cease for any reason other than death to constitute at least a majority of the Board.

A “Potential Change of Control” is deemed to have occurred if: (a) the Company enters into an agreement, the consummation of which would result in a Change in Control; (b) any person publicly announces an intention to take or consider taking actions which, if consummated, would constitute a Change in Control; (c) any person becomes the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the Company’s then outstanding securities; or (d) the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

Under the employment agreement, Mr. Braun has agreed not to divulge, furnish or otherwise make accessible to anyone or use in any way (other than in the business of the Company) any confidential or secret knowledge or information of the Company, including trade secrets, secret designs, processes, formulae, plans, devices or material, customer or supplier lists of the Company, or any other confidential information. In addition, he has agreed, during the term of the agreement and for a period of 12 months thereafter, not to, directly or indirectly, engage in competition with the Company in any manner or capacity in any phase of its business conducted during the term of the agreement. Further, in the 12-month period following the termination of the agreement, Mr. Braun has agreed not to solicit or otherwise encourage (i) any customer to purchase, lease or otherwise use any product or service offered by Mr. Braun or any organization with which he is affiliated, or (ii) any employee of the Company to leave the employ of the Company.

Severance Agreements with Executive Officers

The Company entered into severance agreements with each of Kevin J. Wiersma, James A. Schoonover and B. Mitchell Owens, at various times in 2000, as each individual was appointed to the position of Vice President. The initial term of the severance agreement was one year, but each agreement is automatically extended for additional one-year terms unless, not later than July 1 of the preceding year, either the Company or the individual provides written notice to the other party or unless the agreement is otherwise terminated due to death, permanent disability or for "cause."

If during the term of the severance agreement, the Company terminates the employment of the individual other than for “cause,” the individual shall be entitled to a severance award. The severance award consists of payment of an amount equal to the individual’s then current base salary plus certain health benefits over the course of the twelve-month period following the date of the individual’s termination.

The severance agreements for Mr. Wiersma, Mr. Schoonover and Mr. Owens contain a covenant not to compete whereby the individual agrees that, during the twelve (12) month period following the date of termination during which the individual receives severance payments, the individual will not directly or indirectly own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of any business providing or delivering products or services which compete with the business, products or services of the Company or its affiliates, in the geographic markets in which the Company operates. Further, in the 12-month period following the date of termination, each has agreed not to solicit or otherwise encourage (i) any customer to purchase, lease or otherwise use any product or service offered by him or any organization with which he is affiliated, or (ii) any employee of the Company to leave the employ of the Company.

Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,063,010 (1)	$4.10	- (2)
Equity compensation plans not approved by security holders	183,336 (3)	$4.77	-

Total	1,246,346	$4.20	-

(1)

Includes 1,049,768 and 13,242 shares of the Company’s common stock to be issued upon the exercise of options granted under the Restated Equity Compensation Plan and the Amended and Restated Stock Option Plan for Non-Employee Directors, respectively. The Company’s stock option plans have provided incentives to eligible employees, officers and non-employee directors in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted and unrestricted stock awards, performance shares, and other stock-based awards. The Compensation Committee of the Board of Directors determines the exercise price (not to be less than the fair market value of the underlying stock) of stock options at the date of grant. Options generally become exercisable in installments over a period of one to five years and expire ten years from the date of grant. Restricted stock awards have been awarded with a fixed restriction period. The plans include an anti-dilution formula that automatically adjusts the number of shares to be issued for the effects of any stock dividends or stock splits.

(2)

At December 31, 2005, the Restated Equity Compensation Plan and the Amended and Restated Stock Option Plan for Non-Employee Directors had expired, although options granted under such plans before that date continue to be outstanding and exercisable. There are no options available for future grant under either plan.

(3)

Consists of isolated grants of non-qualified options from time-to-time to employees or officers outside of the Company’s equity compensation plans made prior to the date stockholder approval of such grants was required.

Report of the Compensation Committee on Executive Compensation

In General

Philosophy

The Committee oversees an overall compensation program that is designed to support the Company’s business strategy and align the interests of the senior executive group with the Company’s stockholders. The Committee has developed an executive compensation program to achieve the following objectives:

•	To attract and retain high-performing executive talent.
•	To achieve key operational and financial goals.
•	To link the majority of total compensation potential to performance based on key financial, strategic and operational objectives.

The Committee strives to provide total compensation (salary + bonus + long-term incentive compensation) levels which are internally equitable and which are competitive with the levels reported for similar positions in local and national marketplaces. Competitive total compensation for target levels of performance are to be in the 50th to 75th percentile of local and national compensation levels. The Committee will promote and effectuate the concept for rewarding key executives for productive performance as measured against predetermined objectives approved by the Compensation Committee.

The Committee evaluates and approves each component of compensation (salary, bonus and long-term incentive compensation) and reviews and approves the individual total compensation for key senior executives. Both the Company's bonus and long-term incentive plans emphasize a pay-for-performance philosophy and are designed to reflect both Company and individual performance. The Committee reviews and approves performance objectives in the bonus plan and also assesses performance of key senior executives in determining payments earned through the plan.

Currently, executive pay consists of three elements that are designed to meet those objectives:

•

Base salary is paid based primarily on job responsibilities and industry job comparison. The Committee believes that base salaries at approximately the 50th percentile of industry averages are essential to retaining good performers.

•

Annual bonuses may be paid based upon (a) the Company’s financial performance, measured against established corporate targets for revenues, earnings and cash flow and (b) the Compensation Committee’s subjective determination of the executive officer’s individual performance, measured against individual management goals established for each executive.

•	Annual performance-based long-term incentive contribution awards based on objectives for revenues, earnings, cash flow or other measures as determined by the Compensation Committee.

Following is additional information regarding each of the above elements.

Base Salary

Mr. Braun, Chief Executive Officer, and Mr. Owens were not granted base salary increases for 2006. Mr. Wiersma, Mr. Schoonover and Ms. Puskas received modest base salary increases for 2006. Historically, base salary increases for executive officers have been modest and consistent with industry norms, job performance and increases in responsibility. The Compensation Committee’s stated objective is to have base salaries at or near the midpoint of similar industry specific or market based positions.

Bonus

Bonuses were paid in 2005 to members of the executive management team and certain other key employees consistent with performance on key operational and financial goals established by the Committee.

Stock Options and Restricted Stock

Since the Company’s Restated Equity Compensation Plan expired in 2003, the Named Executive Officers did not receive any incentive stock options or restricted stock awards in 2005.

Long-Term Incentive Plan (LTIP)

Executives are eligible for an annual long-term incentive contribution award based upon established performance objectives determined by the Committee. Awards were granted to the Named Executive Officers in 2005 as listed in the Long-Term Incentive Plan Awards Table. The LTIP is described in more detail elsewhere in this proxy statement.

Supplemental Employee Retirement Plan (SERP)

Executives, as determined by the Compensation Committee, are eligible to participate in the SERP. The SERP provides a retirement benefit to executives unable to participate in the Company’s qualified retirement plan. At present, Richard J. Braun is the sole participant in the plan. The 2005 contribution to Mr. Braun is listed in the Summary Compensation Table. The SERP is described in more detail elsewhere in this proxy statement.

Summary

Currently, the Company's executive compensation program rewards the following elements of performance.

•	Individual performance is rewarded through appropriate base salary and continued employment with the Company.
•	Stock price performance is rewarded through increases in the value of previously issued stock awards.
•	Financial performance of the Company is rewarded through LTIP contribution awards and payments of bonuses upon the attainment of financial and management goals set annually by the Committee.

Benefits also are offered to officers that are not based on performance. Such benefits provide a safety net of protection in the event of illness, disability, death, retirement, or other events. Such a safety net is provided to all full-time employees of the Company.

The Committee believes that the current program has been effective in rewarding executives appropriately for performance, retaining good performers, and aligning executives' interests with those of the Company’s stockholders. While the Committee is satisfied with the current compensation system, it reserves the right to make changes to the program as deemed necessary to continue to meet its stated goals in future years. In 2005, the Committee undertook a comprehensive review of total executive compensation with the assistance of an independent consultant engaged by the Committee to assist the Committee in formulating the Company’s executive compensation program.

Chief Executive Officer Compensation

Amounts earned during 2005 by the Chief Executive Officer, Richard J. Braun, are shown in the Summary Compensation Table. Achievements by the Company which were deemed material to the Chief Executive Officer’s compensation include continued revenue growth, achievement of significant operating leverage through implementation of LEAN initiatives, and continued significant growth in operating income and operating cash flows. For the year ended December 31, 2005, the Compensation Committee considered, in its deliberations on executive compensation, these factors and other accomplishments.

Submitted by the Compensation Committee of the Company's Board of Directors.

Date: March 16, 2006

/s/ Robert A. Rudell

Committee Chairman

/s/ Robert J. Marzec

Committee Member

/s/ Brian P. Johnson

Committee Member

The foregoing report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

PERFORMANCE GRAPH

The graph shown below is a line presentation comparing the Company's cumulative five-year stockholder returns on an indexed basis with the S&P 500 Index and the S&P Health Care Index for the five-year period commencing on December 31, 2000 and ending on December 31, 2005. The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 2000.

Comparative Five-Year Total Returns*
MEDTOX Scientific Inc., S&P 500, S&P Health Care
(Performance results through 12/31/2005)

	2000	2001	2002	2003	2004	2005
MTOX	$100.00	$196.91	$126.70	$114.05	$258.77	$217.94
S&P 500	$100.00	$88.11	$68.64	$88.33	$97.94	$102.75
S&P HCare *	$100.00	$88.05	$71.48	$82.24	$83.62	$89.02

Assumes $100 invested at the close of trading on the last day preceding the first day of the fifth preceding fiscal year in MEDTOX common stock, S&P 500 Index, and S&P Health Care Index.

*Cumulative total return assumes reinvestment of dividends.	Source: Russell Investment Group

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee as of the 2005 fiscal year end were Robert A. Rudell, Robert J. Marzec and Brian P. Johnson. None of the members of the Compensation Committee during fiscal 2005 had at any time been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Compensation Committee during fiscal 2005

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease Agreements with Dr. Samuel C. Powell

In March 2001, the Company entered into a ten year lease of the Burlington, North Carolina production facility for an annual base rent of $197,000, exclusive of operating expenses. In addition, under the lease $600,000 of tenant improvements made to the building by the Company are being amortized over the life of the lease as additional rent. The Company received $300,000 for reimbursement of tenant improvements completed in 2001. Effective February 2003, the Company entered into a month-to-month lease of a warehousing and distribution facility in an adjacent building for a monthly rent of $9,400, exclusive of operating expenses. The Burlington facilities have always been owned and leased to the Company by Dr. Samuel C. Powell, a director of the Company. In 2003, the Company completed additional tenant improvements to the premises of $300,000. In November 2003, the Company amended and restated these leases. Under the terms of the amended and restated lease, the original leases have been combined and the expiration of the amended and restated lease has been extended to March 31, 2016, for an annual base rent of approximately $386,000, exclusive of operating expenses, effective January 2004, including amortization of the $600,000 of improvements. The Company believes it is renting these facilities on terms similar to those available from third parties for equivalent premises.

Employment Contract with Dr. Harry G. McCoy

In October 2000, Dr. Harry G. McCoy was replaced as Chairman and President of the Company but continued to receive payments as an employee under an employment agreement with the Company. At that time, the Company recorded $600,000 as the estimated amount payable to Dr. McCoy under the employment agreement. The Company and Dr. McCoy disputed the effect of the termination of his employment with the Company. In September 2001, the Company entered into an agreement with Dr. McCoy resolving these issues. The parties agreed to a mutual release of claims. Dr. McCoy resigned his position on the Board of Directors and agreed to serve as an ongoing consultant to the Company. In exchange, the Company agreed to provide Dr. McCoy with a lump sum payment of $250,000, and an additional amount of $250,000 in restricted common stock. In exchange for Dr. McCoy’s ongoing consulting relationship, he receives $35,000 in cash annually through August 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and beneficial owners of more than 10% of the Company’s common stock to file reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company with the Securities and Exchange Commission. We are not aware of any person who, at any time during the Company’s last fiscal year served as a director or officer of the Company or is the beneficial owner of more than 10% of the Company’s Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act since the beginning of the last fiscal year, except as described below:

•	Robert A. Rudell did not timely file a Form 4 report reflecting the acquisition of 1,500 shares in May 2005.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006

The Audit Committee has approved the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

The Company’s bylaws do not require that the Company’s stockholders ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, but is not bound by the stockholders' vote. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting to answer questions, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Further information about the services of Deloitte & Touche LLP, including the fees paid in 2005 and 2004, is set forth on page 28.

The Board of Directors recommends that stockholders vote FOR Proposal 2.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors (“Board”) and as revised on March 10, 2003, the Audit Committee (“Committee”) of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended December 31, 2005, the Committee Chairmen discussed the interim financial information contained in each quarterly earnings announcement with Company management and the independent registered public accounting firm prior to each public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company’s independent registered public accounting firm, Deloitte & Touche LLP, a formal written statement describing all relationships between Deloitte & Touche LLP and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with Deloitte & Touche LLP any relationships that may impact their objectivity and independence and satisfied itself as to their independence. The Committee reviewed, with the independent registered public accounting firm and management, the audit plan, audit scope, and identification of audit risks.

The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2005, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. The Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s consolidated audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Date: March 16, 2006

/s/ Robert J. Marzec

Committee Chairman

/s/ Robert A. Rudell

Committee Member

/s/ Brian P. Johnson

Committee Member

The foregoing report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2005	2004

Audit Fees (a)	$ 198,000	$ 139,000
Audit-Related Fees	-	-
Tax Fees (b)	79,000	77,000
Other Fees	-	-
Total	$ 277,000	$ 216,000

(a)	Includes fees for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and review of other documents filed with the SEC.

(b)	Includes fees for tax compliance services of $69,000 and $57,000 and fees for tax advice of $10,000 and $20,000 in 2005 and 2004, respectively.

Under the Audit Committee’s charter, the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent registered public accounting firm has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence and has determined that such services are compatible with maintaining Deloitte & Touche LLP’s independence.

OTHER BUSINESS OF THE MEETING

Management is not aware of any matters to come before the annual meeting other than those stated in the proxy statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

A stockholder may submit a proposal for inclusion in the Company’s proxy statement and related form of proxy for the Company’s annual meeting of stockholders in 2007 provided such proposal is received at the Company's principal executive offices located at 402 West County Road D, St. Paul, Minnesota 55112, not later than December 18, 2006 and is in compliance with applicable SEC regulations.

Under the terms of the Company’s bylaws, any stockholder who is entitled to vote for the election of directors at a meeting of stockholders may submit a nominee for election to the Board of Directors of the Company at an annual meeting of stockholders provided such stockholder provides timely notice to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices not less than 60 nor more than 90 days prior to the date of the annual meeting, unless the Company provides less than 70 days’ notice or other announcement of the date of the annual meeting in which case notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the annual meeting date is mailed or announced, whichever occurs first.

To be in proper form, a stockholder’s notice to the Secretary of the Company must set forth the items specified in the bylaws for each person whom the stockholder proposes to nominate as a director, including: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Company, if any, beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected). In addition, the stockholder’s notice must set forth the items specified in the bylaws with respect to the stockholder giving the notice, specifically: (i) the name and address of the stockholder; and (ii) the class and number of shares of the Company beneficially owned by the stockholder.

By order of the Board of Directors,

/s/ Richard J. Braun
Chairman of the Board, President and
Chief Executive Officer
St. Paul, Minnesota

April 10, 2006

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THE PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE SECRETARY, MEDTOX SCIENTIFIC, INC., 402 WEST COUNTY ROAD D, ST. PAUL, MINNESOTA 55112.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at 75 Park Place, New York, New York 10007, and the John C. Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon request and payment of the prescribed fees. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding issues that are filed electronically with the SEC. The address of the web site is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following document, which was previously filed by the Company with the SEC in accordance with Section 13 of the Exchange Act, is incorporated herein by reference:

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the annual meeting of stockholders to which this proxy statement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying proxy statement supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

The Company will provide without charge to each person to whom a proxy statement is delivered upon written or oral request of each person, a copy of any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this proxy statement incorporates). Requests for such copies should be directed to MEDTOX Scientific, Inc., Attention: Secretary, 402 West County Road D, St. Paul, Minnesota 55112, (651) 636-7466.

MEDTOX SCIENTIFIC, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 25, 2006

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Richard J. Braun and Kevin J. Wiersma, and each or either one of them, the true and lawful attorneys, agents, and proxies of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all the shares of common stock of MEDTOX Scientific, Inc. standing in the name of the undersigned at the close of business on March 31, 2006, at the annual meeting of stockholders of the Company to be held at the Courtyard Marriott, located at 225 Third Avenue South, Minneapolis, Minnesota on or about Thursday, May 25, 2006, at 3:30 P.M., Central Time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, for the following purposes:

(Continued and to be signed on the other side)

Please mark your votes

FOR	WITHHOLD
AUTHORITY TO VOTE
FOR

Proposal 1. Election of Directors

Nominees:

Samuel C. Powell	[	]	[	]
Robert A. Rudell	[	]	[	]

FOR	AGAINST	ABSTAIN

Proposal 2. To ratify the appointment of Deloitte & Touche LLP	[	]	[	]	[	]
as the Company’s independent registered public

accounting firm for 2006.

Proposal 3. To consider and act upon any other matters which may	[	]	[	]	[	]

Properly come before the meeting or any adjournment

thereof.

The Board of Directors recommends a vote “FOR” each of the nominees listed in Proposal 1 and “FOR” each of the other proposals.

[	]	Mark here if you do not give the proxy committee authority to vote in their or his discretion “for” an adjournment of the Annual Meeting as set forth in the proxy statement.

[	]	Please check box if you intend to attend the meeting in person.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made with respect to the election of the directors, this Proxy will be voted FOR the election of the director nominees listed. If no choice is specified for Proposal 2, this Proxy will be voted FOR Proposal 2.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 10, 2006.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.

SIGNATURE(S)_______________________________________________________	Dated:______, 2006

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, please give your full title as such.